Exhibit 23


                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Form 8-K/A of our report dated February 26, 1993, except for Note 8, as to which the date is July 26, 1993, with respect to the financial statements of Greeley Gas Company included in the Registration Statement (Form S-4 No. 33-67098) of Atmos Energy Corporation filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-68852, Form S-8 No. 2-89113, Form S-3 No. 33-58220, and Form S-3 No. 33-702120) of
Atmos Energy Corporation and in the related Prospectuses of our report dated February 26, 1993, except for Note 8, as to which the date is July 26, 1993, with respect to the financial statements of Greeley Gas Company included in the Registration Statement (Form S-4 No. 33-67098) of Atmos Energy Corporation and our report dated November 24, 1993 with respect to the financial statements of Greeley Gas Company included in this Form 8-K/A of Atmos Energy Corporation, filed with the Securities and Exchange Commission.




                                   ERNST & YOUNG

Denver, Colorado
January 28, 1994